Exhibit 5.3

March 6, 2014

Catamaran Corporation

1600 McConnor Parkway

Schaumburg, Illinois 60173-6801

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Alabama counsel to BriovaRx, LLC, an Alabama limited liability company (the “Alabama Guarantor”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed on the date hereof by Catamaran Corporation, a corporation organized under the laws of the Yukon Territory, Canada (the “Company”), and certain subsidiaries of the Company set forth in the Registration Statement, including the Alabama Guarantor (collectively, the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of: (i) an indeterminate principal amount of the Company’s debt securities (the “Debt Securities”) and (ii) guarantees that may be issued by one or more of the Subsidiary Guarantors to holders of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act.

The Debt Securities are to be issued under the Indenture, dated as of March 6, 2014 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). Any Guarantee will be issued under the Indenture as supplemented by a supplemental indenture thereto to be entered into among the Company, each applicable Subsidiary Guarantor and the Trustee.

We have examined the Registration Statement in the form in which it will be filed with the Commission. We have also reviewed such matters of law, made such other investigations and examined original, certified, conformed, photographic or electronic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. The documents so reviewed have included the originals or copies, certified or otherwise identified to our satisfaction, of the articles of organization, as amended, and operating agreement, as amended (collectively, the “Organizational Documents”) of the Alabama Guarantor and proceedings of its board of directors (which constitutes its board of managers). As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements, certificates and representations of the Alabama

One Federal Place 1819 Fifth Avenue North Birmingham, AL 35203-2119 PHONE: 205.521.8000 FAX: 205.521.8800 BABC.COM

Catamaran Corporation

March 6, 2014

Guarantor and its officers and other representatives and of public officials, including the facts and conclusions set forth therein, and we have assumed that the facts and circumstances contained in such statements, certificates and representations are true and complete and have not changed since the dates thereof.

For purposes of the opinions expressed herein, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, the authenticity of the originals of such latter documents and the absence of duress, fraud, or mutual mistake of material facts on the part of the parties to any agreement with respect to which an opinion is expressed herein. We also have assumed that the Indenture will be the valid and legally binding obligation of the Trustee and the Company and, to the extent made a party thereto, the Subsidiary Guarantors at the time of issuance of the related Guarantees.

The opinions expressed herein are limited to the laws of the State of Alabama, and we express no opinion as to the laws of any other jurisdiction (including the federal laws of the United States of America), or the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Alabama, or the effect any such laws may have on the matters set forth herein, nor do we express any opinion as to the validity, enforceability or scope of, or limitations on, any provision relating to rights to indemnification or contribution. No opinions are expressed herein as to matters governed by laws pertaining to the Alabama Guarantor solely because of business activities of such entity which are not applicable to business entities generally. The opinions expressed herein are limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein. In no way limiting the generality of the foregoing, we express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal securities laws or regulations, or any state securities or “blue sky” laws or regulations.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1. The Alabama Guarantor is a limited liability company validly existing and in good standing under the laws of Alabama.

2. The execution and filing with the Commission of the Registration Statement have been duly authorized by all necessary limited liability company action on the part of the Alabama Guarantor.

3. The Alabama Guarantor has the limited liability company power and authority to authorize the form and terms of, and the performance, issuance and sale by the Alabama Guarantor of, a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indenture as

Catamaran Corporation

March 6, 2014

contemplated by the Registration Statement and to authorize the execution, delivery and performance by the Alabama Guarantor of a supplemental indenture (each, a “Supplemental Indenture”) in compliance with the provisions of the Indenture creating the form and terms of such Guarantee as contemplated by the Registration Statement.

4. The execution, delivery and performance of a Supplemental Indenture and the issuance and sale of any Guarantee by the Alabama Guarantor will be duly authorized by all necessary limited liability company action when: (i) the form and terms of such Guarantee shall have been established by a resolution of the board of managers in accordance with, and within any parameters or limitations established by, the Alabama Guarantor’s Organizational Documents, the Indenture and applicable law, and such terms are accurately reflected in the Supplemental Indenture creating the form and terms of such Guarantee; and (ii) the series of Debt Securities to which the Guarantee relates shall have been duly issued by the Company.

The opinion expressed in numbered paragraph 1 above with respect to the existence and good standing of the Alabama Guarantor is based solely on (i) the certificate of existence obtained from the Secretary of State of Alabama and (ii) the certificate of good standing obtained from the Alabama Department of Revenue.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any of the Guarantees:

(a) the Guarantee will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(b) (i) the execution, delivery and performance by the Alabama Guarantor of a Supplemental Indenture creating the form and terms of the Guarantee (and, if relevant, the execution and delivery of the Guarantee or any notation of Guarantee) and the performance by the Alabama Guarantor of the Indenture, the Supplemental Indenture and the Guarantee will not (A) contravene or violate the Alabama Guarantor’s Organization Documents, or any law, rule or regulation applicable to the Alabama Guarantor, (B) result in a default under or breach of any agreement or instrument binding upon the Alabama Guarantor, or any order, judgment or decree of any court or governmental authority applicable to the Alabama Guarantor, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

Catamaran Corporation

March 6, 2014

(c) the authorization by the Alabama Guarantor of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by the Alabama Guarantor, as described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents;

(d) the Indenture will not have been modified or amended (other than by a supplemental indenture or officers’ certificate establishing the form and terms of the Debt Securities of any series and, if applicable, creating the form and terms of any related Guarantee);

(e) the Organization Documents of the Alabama Guarantor and resolutions of the board of directors (which constitutes the board of managers) of the Alabama Guarantor, as currently in effect, will not have been modified or amended and will be in full force and effect: and

(f) None of the Guarantees of the Alabama Guarantor and none of the Debt Securities to which any such Guarantee relates will have a term, or be subject to any preference, avoidance or similar period, that extends beyond March 30, 2053.

We express no opinion as to matters governed by any laws other than the laws of the State of Alabama. The opinions expressed herein are given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

Our opinions are furnished solely with regard to the Registration Statement pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, may be relied upon by you and by persons entitled to rely upon them pursuant to the applicable provisions of the Securities Act but, except as set forth in the next paragraph, may not otherwise be used, quoted or referred to by or filed with any other person or entity without our prior written permission.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours very truly,

/s/ Bradley Arant Boult Cummings LLP